Exhibit 10.6
THIRD AMENDMENT TO
CRUDE OIL SUPPLY AGREEMENT
     THIS THIRD AMENDMENT TO CRUDE OIL SUPPLY AGREEMENT is entered into effective as of January 1, 2010 (this “Amendment”), between Vitol Inc. (“Vitol”) and Coffeyville Resources Refining & Marketing, LLC (“Coffeyville”).
     WHEREAS, Vitol and Coffeyville are parties to a Crude Oil Supply Agreement dated December 2, 2008 (the “Supply Agreement”), as amended pursuant to that certain First Amendment dated effective January 1, 2009 ( “First Amendment”) and that certain Second Amendment dated effective July 7, 2009 (“Second Amendment”), and clarified pursuant to that certain Memorandum of Clarification dated December 31, 2008; and
     WHEREAS, Vitol and Coffeyville have agreed to further amend certain terms and conditions of the Supply Agreement;
     NOW, THEREFORE, in consideration of the premises and the respective promises, conditions, terms and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Vitol and Coffeyville do hereby agree as follows:
     1. The First Amendment at Section 2 provided that it would continue for a second term, January 1, 2010 through December 31, 2010, unless either party terminated the First Amendment prior to November 1, 2009. The parties agree that the terms of the First Amendment shall continue through December 31, 2009. The parties further agree to continue the terms of the First Amendment for the period January 1, 2010 through December 31, 2010 on the same terms and conditions as set forth in the First Amendment except that the term “$396,000.00” se forth in Section 3 of the First Amendment is deleted and replaced with the term “$305,200.00”.
     2. The definitions contained in the Supply Agreement will have the same meaning in this Amendment unless otherwise stated in this Amendment.
     3. Except as otherwise stated in this Amendment, all terms and conditions of the Supply Agreement will remain in full force and effect.
     4. This Amendment may be executed by the Parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts will together constitute one and the same instruments.
     5. This Amendment will be governed by, construed and enforced under the laws of the State of New York without giving effect to its conflicts of laws principles.

[Signature Page to Follow]

     IN WITNESS WHEREOF, each Party has caused this Amendment to be executed by its duly authorized representative, effective as of the Effective Date.
Vitol Inc.

By:	/s/ James C. Dyer, IV James C. Dyer, IV
Title:	Vice President
Date:	11 January 2010

Coffeyville Resources Refining & Marketing, LLC

By: Title:	/s/ John J. Lipinski CEO
Date:	1/5/10